Exhibit 99.1

AROWANA INC. AMENDS AGREEMENT FOR BUSINESS COMBINATION WITH VIVOPOWER INTERNATIONAL PLC

– PROVIDES UPDATE ON TIMING OF EXTRAORDINARY GENERAL MEETINGS

– VIVOPOWER PROVIDES EARNINGS FORECAST UPDATE

SYDNEY, AUSTRALIA, October 18, 2016 – Arowana Inc. (“ARWA”) (NASDAQ: ARWA, ARWAU, ARWAR, ARWAW), a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination, and VivoPower International PLC (“VivoPower”), a global solar power company, announced today that they have amended the contribution agreement pursuant to which ARWA will contribute cash held in its trust account to VivoPower in exchange for ordinary shares of VivoPower.

VivoPower is a global next generation solar power company that operates a build, transfer, operate model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell distributed generation power and manage data driven energy services for commercial, industrial and government customers. VivoPower has offices and personnel in the United Kingdom, the United States, Australia and across Asia. VivoPower is currently wholly owned by Arowana International Limited (ASX: AWN), an Australian company affiliated with certain of ARWA’s officers and directors (“AWN”).

Summary of Amendments

The material terms of the contribution agreement were amended as follows:

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The maximum number of ARWA ordinary shares as to which ARWA shareholders may exercise their conversion rights under the contribution agreement was increased from 2,732,400 shares to 6,127,200 shares. Accordingly, the minimum amount of cash ARWA is required to contribute to VivoPower was decreased from $56,585,520 to $21,958,560 (less certain fees and expenses incurred by ARWA) and the minimum number of shares VivoPower is required to deliver to ARWA in exchange for such minimum contribution was decreased from 9,444,950 to 6,050,150.

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To the extent that more than $21,958,560 remains in ARWA’s trust account after payments to ARWA ordinary shareholders who properly exercise their conversion rights, ARWA will use the excess funds to purchase additional ordinary shares from VivoPower. However, VivoPower will in turn utilize those funds to repurchase VivoPower ordinary shares from AWN only to the extent that more than $56,585,520 remains in ARWA’s trust account after such conversion payments, the same conditions that would have resulted in such repurchases pursuant to the contribution agreement as in effect prior to the amendment.

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In connection with the transactions contemplated by the contribution agreement (the “Transactions”), VivoPower will acquire certain businesses, including Aevitas O Holdings Pty Ltd (“OptionCo”). The consummation of these acquisitions (the “Contingent Acquisitions”) is conditional on the closing of the Transactions. In addition, as soon as practical after the closing of the Transactions and the Contingent Acquisitions, OptionCo will acquire over 99% of Aevitas Group Limited (“Aevitas”). The acquisition of Aevitas in turn would have triggered the repurchase or redemption of certain outstanding unsecured notes and convertible non-cumulative preference shares of Aevitas. Under the amendment, however, the notes and preference shares will remain outstanding on mutually agreed terms and will be redeemable for ordinary shares of VivoPower, in accordance with their terms. Furthermore, under the amendment, it is a condition to the parties’ obligations to consummate the Transactions that the notes and preferred shares be amended in order to effectuate the changes described above.

The description of the amendment, the contribution agreement and the Transactions that is contained herein is only a summary and is qualified in its entirety by reference to the amendment and the contribution agreement relating to the Transactions, a copy of which will be filed by ARWA with the SEC as an exhibit to a Current Report on Form 8-K. Interested parties should visit the SEC website at www.sec.gov.

Extension Meeting and Business Combination Meeting

ARWA is scheduled to hold an extraordinary general meeting of its shareholders on November 3, 2016 (the “Extension Meeting”) to consider and vote on proposals that will extend the time that ARWA has to complete the proposed business combination with VivoPower until January 9, 2017 (the “Extension”). The record date for the Extension Meeting is October 7, 2016.

ARWA also sent notice to its shareholders and warrantholders of a separate extraordinary general meeting of its shareholders and an extraordinary general meeting of its warrantholders to be held on November 3, 2016 (the “Business Combination Meetings”) to consider and vote on proposals to approve the business combination with VivoPower and certain related matters. ARWA has determined to postpone the Business Combination Meetings. If the Extension is approved, the Business Combination Meetings will be rescheduled and a new record date for such meetings will be set.

Earnings Forecast Update

VivoPower previously projected $18.0 million Adjusted EBITDA for the year ending March 31, 2017 for the post-closing combined group. VivoPower now estimates Adjusted EBITDA for such period for the post-closing combined group of between $18.0 million and $20.0 million. The new estimate, which is based on the outlook for VivoPower’s existing projects, and the business’ pipeline of projects, is subject to risks and uncertainties, including general market conditions, the performance of the business’ existing projects and the rate of pipeline conversion. VivoPower is providing the adjusted forecast solely for information purposes, and expects to continue to present an estimate of $18.0 million Adjusted EBITDA for the year ending March 31, 2017 for the post-closing combined group in the proxy statement/prospectus to be used in connection with the business combination and in their other filings with the Securities and Exchange Commission.

About VivoPower

VivoPower is a global next generation solar power company that operates a build, transfer, operate model to establish an installed solar power asset base in a capital efficient manner. VivoPower intends to leverage this asset base to sell distributed generation power and manage data driven energy services for commercial, industrial and government customers.

VivoPower aggregates small and medium sized solar PV projects underpinned by long term power purchasing agreements and then arranges corporate and project financing, engineering design, equipment procurement and project manages the build of such solar PV projects for asset owners. VivoPower also provides power support services (encompassing operations, maintenance and optimisation) under long term contracts with the asset owners so as to maximise the performance and value of solar PV assets. AWN is the sole shareholder of VivoPower.

About ARWA

ARWA was incorporated in the Cayman Islands on October 1, 2014 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities. ARWA’s efforts to identify a prospective target business are not limited to a particular industry or geographic region of the world although it is focusing on target businesses located in the Asia Pacific region (with a particular emphasis on South East Asia and Australia) operating in the energy (including solar and alternative energy) industry, or target businesses in such industry operating outside of those geographic locations which is believed would benefit from expanding their operations to such locations.

ARWA, its directors and executive officers and EarlyBirdCapital, Inc. may be deemed to be participants in the solicitation of proxies for the extraordinary general meetings of ARWA shareholders and warrantholders to be held to approve the Transactions. Shareholders and warrantholders are advised to read the preliminary proxy statement/prospectus and, when available, definitive proxy statement/prospectus in connection with VivoPower’s issuance of securities and ARWA’s solicitation of proxies for the extraordinary general meetings, as well as the registration statement of which the proxy statement/prospectus forms a part and any amendments or supplements to the proxy statement/prospectus, because these documents will contain important information. The definitive proxy statement/prospectus will be mailed to shareholders and warrantholders as of a record date to be established for voting on the Transactions. Shareholders and warrantholders will also be able to obtain a copy of the proxy statement/prospectus, without charge, by directing a request to: Morrow Sodali, 470 West Avenue, Stamford CT 06902, (800) 662-5200, ARWA.info@morrowco.com. These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (www.sec.gov).

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on ARWA’s and VivoPower’s managements’ current expectations or beliefs and are subject to risk, uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of VivoPower’s business. These risks, uncertainties and contingencies include: business conditions; changing interpretations of IFRS; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of products and services; general economic conditions; geopolitical events and regulatory changes; the possibility that the Transactions do not close, including due to the failure to receive required shareholder and/or warrantholder approvals or the failure of other closing conditions; and other factors set forth in ARWA’s and VivoPower’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither ARWA nor VivoPower is under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of ARWA or VivoPower, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This communication is only being distributed to, and is only directed at (i) persons who are outside the United Kingdom; or (ii) persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" in Article 19(5) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; or (iii) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons in (i) to (iii) above being referred to as "relevant persons"). The securities to be offered in connection with the business combination are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on or act upon this communication.

Contact:

Arowana Inc.

Level 11, 153 Walker Street

North Sydney, NSW 2060

Australia

Tel: +612-8083-9800

Email: investor.relations@arowanaco.com